UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2024

LESLIE’S, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39667	20-8397425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 East Indian School Road
Phoenix, Arizona		85016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 366-3999

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	LESL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2024, the Board of Directors (the “Board”) of Leslie’s, Inc. (the “Company”) increased the size of the Board from seven to eight members and elected Lorna Nagler to the Board, effective June 19, 2024. The Board also appointed Ms. Nagler to the Nominating and Corporate Governance Committee and Compensation Committee of the Board. Ms. Nagler was designated as a Class II director and will stand for re-election at the Company’s 2025 Annual Meeting of Shareholders.

Ms. Nagler will receive compensation for service as a non-employee director of the Company consistent with the compensation generally provided to other non-employee directors, as determined by the Board from time to time. Compensation for the Company’s non-employee directors is described in the Company’s Definitive Proxy Statement for its 2024 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on January 24, 2024. There are no arrangements or understandings between Ms. Nagler and any other persons pursuant to which Ms. Nagler was selected as a director. Ms. Nagler has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Nagler will contribute nearly 40 years of retail expertise, including first-hand experience leading a wide variety of retail companies. Ms. Nagler has been a member of the board of directors of Ulta Beauty, Inc. (Nasdaq: ULTA) since 2009, and has served as the chair of the board of directors since June 2022. Ms. Nagler has served as a member of the board of directors of Hibbett Sports since June 2019 and is the chair of its compensation committee. In July 2020, she was appointed to the Wisconsin Foundation and Alumni Association Board as a member of their audit committee. Ms. Nagler was President of Bealls Department Stores, Inc., a department store company, from January 2011 to January 2016. She served as President, Chief Executive Officer and director of Christopher & Banks Corporation, a specialty retailer of women’s clothing, from August 2007 to October 2010, after a career in the retail industry. Ms. Nagler was selected to serve as a director due to her significant leadership experience in the consumer industry.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Leslie's Inc., dated June 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LESLIE'S, INC.

Date:	June 20, 2024	By:	/s/ Scott Bowman
		Name: Title:	Scott Bowman Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)